AGREEMENT TO PURCHASE REAL ESTATE

Passport Potash, Inc. (herein "Purchaser"), hereby offers to purchase from the owner, the Fitzgerald Living Trust (herein "Seller")(collectively the "Parties"), real property, including the surface rights, and subsurface mineral rights, owned by Seller near Holbrook, Arizona as more fully described in Exhibit A (the "Property), upon the following terms and conditions:

1. Purchase Price and Condition of Payment

a. The purchase price shall be Fifteen Million Dollars ($15,000,000) to be paid according to the following terms: 1) a Down Payment and Deposit to be paid as set forth in Paragraph 2; and 2) the balance of Fourteen Million Five Hundred Twenty Five Thousand Dollars ($14,525,000) to be paid in its entirety in cash at the time of closing of the sale.

2. Down Payment and Deposit

a. Prior to the execution of this Agreement, on August 17, 2011, Purchaser deposited $250,000 into escrow and released to Seller Twenty Five Thousand Dollars ($25,000). Upon execution of this agreement, the remainder of the money deposited into escrow on August 17, 2011 totaling Two Hundred Twenty Five Thousand Dollars ($225,000) will be irrevocably released to Seller.

b. Upon execution of this Agreement an additional Two Hundred Fifty Thousand Dollars ($250,000) will be placed into an escrow account that shall be held until July 1, 2012. Upon the expiration of this period the earnest money shall be irrevocably released to Seller.

3. Real Estate Taxes, Assessments, and Adjustments

a. Real Estate Taxes accrued against the Property shall be prorated through the date of closing the sale and Seller shall pay all taxes allocated to the Property through that date of acceptance of this offer to purchase. Buyer shall pay the Real Estate Taxes thereafter.

4. Title to the Property

a. The title to the Property when delivered to Purchaser shall be by special warranty deed conveying good and marketable title, free and clear of all liens, encumbrances, exceptions, and reservations except for those defects delineated in Exhibit A, or as shown by title commitment. Such good and marketable title shall be evidenced by a standard form title insurance commitment issued by First American Title Insurance Company, subject only to the matters set forth in this Agreement, or as shown in the First American Title policy. Purchaser's sole recourse for errors of title shall be against First American Title Agency. Purchaser accepts the current status of title from the First American Title Agency commitment. Any mineral abstract shall be at Purchaser's sole risk and expense. Seller only transfers the minerals Seller actually has without further representation. Seller reserves no minerals at Close of Escrow.

5. Possession of the Property

a. Purchaser shall be given possession of the Property upon closing. Purchaser agrees to allow Seller to remain on the Property for nine (9) months after closing to remove cattle and personal property after closing. A failure on the part of the Seller to transfer possession after this period will not make Seller a tenant of Purchaser. All other remedies, which Purchaser may have under law, are reserved to Purchaser, including a claim for actual damages suffered, as a result of Seller’s occupancy after nine (9) months of Close of Escrow.

6. Exploration

a. During the term of this agreement Seller grants to Purchaser the right to enter into and on specific sections of the property as set forth herein to explore for, develop, core drill and sample ores, minerals and metals which are or may be found therein or thereon; provided however, that such ores, minerals and metals may only be removed, treated and produced in de minimis amounts from the core borings, solely for the purpose of determining the saturation and existence of such ores, minerals and metals and in no event shall Purchaser be permitted to sell any such ores. minerals or metals. Purchaser shall first advise Seller of the time periods desired to enter the property and the specific activity and locations on the Ranch Purchaser will be operating.

i.	Purchaser will have the right to drill eight (8) exploratory wells on the Property at its own expense.

ii.	Purchaser is limited under this Section 6(a) to drilling in the following Sections of the Property:

a.	T17N R23E Sections 30 and 31
b.	T17N R22E Sections 2, 3, 4, 8, 9, 10, 11, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34 and 35
c.	T16N R23E Sections 3, 4, 5, 7, 8, 9 and 10
d.	T16N R22E Sections 1, 2, 3, 4, 5 and 12
e.	T17N R21E Section 25

ii. Purchaser, under this Section 6(a) is entitled to perform seismic tests over all Sections of the property.

iii. Other Sections not listed in Paragraphs 6(a)(i) and 6(a)(ii) may be acceptable, but only upon written approval from Seller, whose consent will not be unreasonably withheld.

iv. All test locations and data collection and conclusions of tests shall be delivered to Tom Rolston and shall be subject to a covenant not disclose until default by Purchaser, or December 18, 2012.

b. Purchaser may only make any use or uses of the Property consistent with the purposes described in 6(a). The construction of roads shall be subject to the prior written approval of Seller, which approval shall not unreasonably be withheld and shall be given in a timely manner.

c. Indemnity.

i. Except as specifically provided to the contrary, Purchaser will indemnify and hold harmless Seller against all liabilities, claims and causes of action for injury to or death of persons, and damage to or loss or destruction of property resulting from the use or occupancy by Purchaser of the Property or its operations performed under this agreement.

d. Maintenance.

i. All operations on the Property will be conducted in a manner which causes the least damage and defacement practicable under the circumstances.

ii. Purchaser will, as far as practicable, leave the Property in the same state and condition as it was in at the time of Purchaser's entry on it.

iii. Purchaser will reimburse Seller for all actual physical damage to the Property (not including mere depreciation in value of the surface estate incidentally resulting from exploration operations thereon) and actual damages to improvements, roads, wells, crops. timber, grass and livestock resulting from Purchaser's operations, as reasonably documented by Seller.

7. Risk of Loss

a. The risk of loss by destruction or damage to the property by fire or otherwise prior to the closing of the sale is that of Purchaser. If all or a substantial portion of the improvements on the property are destroyed or damaged prior to the closing and transfer of this title, this agreement shall not be voidable, or void, nor shall there be any reduction in Purchase Price or other consideration paid. Purchaser shall have no claim against Seller for any loss that may occur.

8. Improvements and Fixtures

a. The sale of the improvements, fixtures, equipment if any, is incidental to the purchase and if on the property Nine (9) months after Closing and not removed by Seller, are then deemed abandoned by Seller to Purchaser. Otherwise, no improvements, fixtures or personal property are being transferred by Seller.

9. General Conditions

a. It is expressly agreed that this agreement to purchase real estate includes the entire agreement of Purchaser and Seller. This agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of both Purchaser and Seller. This agreement shall be interpreted and enforced in accordance with the laws of the State of Arizona.

10. Assignment of Purchaser's Rights

a. Purchaser's rights herein shall be freely assignable by the Purchaser at any time, with notice given to Seller identifying the assignee. Upon assignment of Purchaser’s rights herein an additional Two Hundred Fifty Thousand Dollars ($250,000.00) will be placed in escrow as earnest money to be released to Seller if escrow does not close by the closing date in this Agreement.

11. Representations and Warranties

a. Purchaser hereby represents and warrants that is has the corporate power, authority, and legal right to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid, and binding obligation of Purchaser.

b. Seller hereby represents and warrants that a simple majority of the co-trustees has the legal right to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement by Seller is not subject to any authorization or consent required to be obtained by any estate or probate action or case, by any trust or trustee, by any administrator, by any bank or banker, by any receiver, or by any court of competent jurisdiction. This Agreement constitutes the legal, valid, and binding obligation of Seller.

12. Miscellaneous

a. This agreement may be executed in any number of counterparts with the same effect as if all parties to this agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile or PDF signature will suffice and shall be deemed to constitute originals.

b. Purchaser shall assume the State Land leases for grazing within the fee lands being purchased by Purchaser.

c. Seller shall have the right to accept a backup offer in the event that Purchaser does not close by the closing date in this Agreement.

d. The final purchase is subject to TSX Venture Exchange approval.

e. Purchaser will cooperate with Seller in completing an Internal Revenue Service Section 1031 exchange for all or part of the Property sale or its proceeds.

13. Time for Acceptance and Closing

a. This offer is void if not accepted by Seller and Buyer in writing on or before 7:00 P.M. EDT of the 9th day of May, 2012.

b. Closing of the sale shall take place on December 18, 2012.

c. This offer is made at Apache Junction, State of Arizona, this 4th day of May, 2012.

Remainder of Page Intentionally Blank
Signature Page(s) and Schedules Follow

On behalf of Passport Potash, Inc.:

  /s/ John Eckersley
John Eckersley
Director,
Vice President
Legal and Corporate Affairs
Passport Potash, Inc.
3266 W. Galveston Dr., #101
Apache Junction, AZ 85120

Acceptance by Seller

The foregoing offer to purchase real estate is hereby accepted in accordance with the terms and conditions specified above.

Dated this 7th day of May, 2012.

On behalf of Fitzgerald Living Trust:

  /s/ Margaret Ouellette
Margaret Ouellette
Co-Trustee of the Fitzgerald Living Trust
P.O. Box 344
Buena Vista, CO 81211

  /s/ Donley F. O’Brien
Donley F. O'Brien
Co-Trustee of the Fitzgerald Living Trust
14821 High Valley Rd.
Poway, CA 92064

____________________________________
Robert Fitzgerald
Co-Trustee of the Fitzgerald Living Trust
P.O. Box 417
Holbrook, AZ 82065

EXHIBIT A

Parcel Number 1. - Parcel Identifier 105-10-002F

All of Sections 23, 24, 25,26,27,28,33 and 34; those portions of Sections 13, 15, 21, 29 and 31 lying south and east of the Puerco River; the southeast quarter and the northwest quarter of the southwest quarter and the south half of the southwest quarter less the railroad right of way of Section 14; the northeast quarter and south half of Sections 22 and 32; and the west half and the west half of the southeast quarter of Section 35, all lying in Township 18 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 2. - Parcel Identifier 105-10-OO2D

The northeast quarter of Section 35 less the southeast quarter of the northeast quarter, Township 18 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona. Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 3 - Parcel Identifier 105-10-004

The northwest quarter of Section 32 lying in Township 18 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 4 - Parcel Identifier 110-09-007

The north half of Section 5 lying in Township 16 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 5 - Parcel Identifier 110-09-008

The south half of Section 12, AKA: Lots 1 through 8, lying in Township 16 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 6 - Parcel Identifier 110-09-011

All of Sections 1 and 2; the north half of Sections 3, 4 and 12, all lying in Township 16 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 7 - Parcel Identifier 110-13-005A

All of Sections 4, 5,7,8; all of Section 9 less 1.8AC per 1048/950; the west half of Section 3; the west half of Section 10 less highway right of way and 100 feet X 116.5 feet in the southeast quarter of the southwest quarter, all lying in Township 16 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 8 - Parcel Identifier 110-17-001

All of Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 17, 18, 19, 20, 21, 22, 23, 26, 27, 28, 29, 30, 31,32, 33, 34 and 35; and that portion of Section 25 lying south of old Highway 180, all lying in Township 17 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 9 - Parcel Identifier 110-18-002

All of Section 31; that part of Section 30 lying south of old highway 180 less 100 feet by 116.5 feet to AT&T less 24.56 acres to highway; that portion of Section 33 lying south of old highway 180 all lying in Township 17 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Parcel Number 10 - Parcel Identifier 109-15-OO2A

All of Section 24; those portions of Sections 15, 23, and 25 lying north and east of the Little Colorado River; that portion of Section 9 lying east of the Puerco River and north of the Little Colorado River; the south half and the northeast quarter of Section 14 all lying in Township 17 North Range 21 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Except all the coal and other minerals as set forth in the patent to said land.

Parcel Number 11 - Parcel Identifier 109-15-OO2B

All of Sections 1 and 12; the south half of the northeast quarter, the south half of the northwest quarter and the south half of Section 3; Section 11 less 9.78 acres to highway right of way; Section 13 less 12.3 acres to highway right of way less .267 acres to AT&T all lying in Township 17 North, Range 21 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona ..

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Except all the coal and other minerals as set forth in the patent to said land.

Parcel Number 12 - Parcel Identifier 109-15-OO9A

The west half less 37 acres, the south half of the southeast quarter of Sectionl0; the northwest quarter of Section 14 all lying in Township 17 North, Range 21 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Except all the coal and other minerals as set forth in the patent to said land.

Parcel Number 13 - Parcel Identifier 109-15-OO9B

The northeast quarter; the north half of the southeast quarter of Section 10 all lying in Township 17 North, Range 21 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona. Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.

Except all the coal and other minerals as set forth in the patent to said land.

Parcel Number 14 - Parcel Identifier 109-23-008

That portion of Section 35 lying south and east of the Puerco River lying in Township 17 North, Range 21 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953-955 of official records.